                                                                  EXHIBIT 10.24


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                               TICKETS.COM, INC.,
                             a Delaware corporation,

                            CARR-GOTTSTEIN FOODS CO.,
                             a Delaware corporation

                                       AND

                                 SAFEWAY INC.,
                             a Delaware corporation

                              Dated April 19, 2000

                               TABLE OF CONTENTS



                                                                                                    Page
                                                                                                    ----
  ARTICLE I DEFINITIONS ..............................................................................l
      1.1.           Defined Terms ...................................................................1
      1.2.           Other Defined Terms .............................................................2

  ARTICLE II PURCHASE AND SALE OF ASSETS .............................................................3
      2.1.           Assets to be Conveyed ...........................................................3
      2.2.           Excluded Assets .................................................................4
      2.3.           Assumed Obligations .............................................................4
      2.4.           No Other Debt, Obligations or Liabilities Assumed ...............................4
      2.5.           Purchase Price ..................................................................5
      2.6.           Allocation of Purchase Price ....................................................5

  ARTICLE III CLOSING ................................................................................5
      3.1.           Time and Place of Closing .......................................................5
      3.2.           Deliveries by Seller ............................................................5
      3.3.           Deliveries by Buyer .............................................................6
      3.4.           Deliveries by Stockholder .......................................................6
      3.5.           Risk of Loss.....................................................................6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER ..................................6
      4.1.           Organization; Qualification .....................................................6
      4.2.           Authority Relative to this Agreement ............................................6
      4.3.           Consents and Approvals ..........................................................7
      4.4.           Non-Contravention ...............................................................7
      4.5.           Compliance with Laws ............................................................7
      4.6.           Financial Statements; Books and Records .........................................7
      4.7.           litigation ......................................................................
      4.8.           Title to and Condition of Properties ............................................8
      4.9.           Acquired Contracts ..............................................................8
      4.10.          Finders .........................................................................9
      4.11.          Employee Matters ................................................................9
      4.12.          Employee Benefits Plans .........................................................9
      4.13.          Intellectual Property ...........................................................9
      4.14.          No Termination of Business Relationship; Actions in Ordinary Course .............9
      4.15.          No Material Adverse Change ......................................................10
      4.16.          Full Disclosure .................................................................10

  ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ..................................................10
      5.1.           Organization; Qualification .....................................................10
      5.2.           Authority Relative to this Agreement ............................................10
      5.3.           Consents and Approvals ..........................................................10
      5.4.           Finders .........................................................................10
      5.5.           Non-Contravention ...............................................................11
      5.6.           Full Disclosure .................................................................11

                                TABLE OF CONTENTS


                                                                                                    Page
                                                                                                    ----
 ARTICLE VI COVENANTS OF SELLER, STOCKHOLDER AND BUYER ...............................................11
      6.1.           Further Assurances ..............................................................11
      6.2.           Access to Information and Facilities ............................................11
      6.3.           Conduct of Business .............................................................12
      6.4.           Taxes ...........................................................................12
      6.5.           Proration of Payments ...........................................................12
      6.6.           Bulk Sales Laws .................................................................12
      6.7.           Materials Received After Closing ................................................13
      6.8.           Further Assurances ..............................................................13
      6.9.           Employee Matters . ..............................................................13
      6.10.          Announcements ...................................................................13
      6.11.          Nondisclosure of Confidential Information . .....................................14

 ARTICLE VII CONDITIONS TO SELLER'S AND STOCKHOLDER'S OBLIGATIONS ....................................14
      7.1.           Representations, Warranties and Covenants .......................................14
      7.2.           Corporate Documents .............................................................14
      7.3.           Payment of Purchase Price .......................................................14
      7.4.           Consents ........................................................................14
      7.5.           No Proceedings or Litigation ....................................................15
      7.6.           Outlet Agreement ................................................................15
      7.7.           Transition Services Agreement ...................................................15

 ARTICLE VIII CONDITIONS TO BUYER'S OBLIGATIONS ......................................................15
      8.1.           Representations, Warranties and Covenants .......................................15
      8.2.           Consents ........................................................................15
      8.3.           No Proceedings or Litigation ....................................................15
      8.4.           Material Changes ................................................................16
      8.5.           Corporate Documents .............................................................16
      8.6.           Due Diligence Review ............................................................16
      8.7.           Ordinary Course of Operations ...................................................16
      8.8.           Outlet Agreement ................................................................16
      8.9.           Transition Services Agreement ...................................................16

ARTICLE IX SURVIVAL OF REPRESENTATIONS, WARRANTIES COVENANTS AND AGREEMENTS; INDEMNIFICATION .........16
      9.1.           Survival of Representations and Warranties ......................................16
      9.2.           Indemnification by Seller and Stockholder .......................................16
      9.3.           Indemnification by Buyer ........................................................16
      9.4.           Procedure for Indemnification ...................................................17
      9.5.           Defense of Claims ...............................................................17
      9.6.           Limitations......................................................................18
      9.7.           Tax Effect of Payments ..........................................................18

 ARTICLE X GENERAL PROVISIONS ........................................................................18
 10.1. Termination ...................................................................................18
 10.2. Notices .......................................................................................19

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
      10.3.          Interpretation ..................................................................19
      10.4.          Counterparts ....................................................................19
      10.5.          Assignment ......................................................................20
      10.6.          Entire Agreement; Amendments ....................................................20
      10.7.          Governing Law; Disputes .........................................................20
      10.8.          Benefits ........................................................................20
      10.9.          Severability ....................................................................20
      10.10.         Relationship of the Parties .....................................................20
      10.11.         Fees, Expenses and Other Payments ...............................................20

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into effective as of April 19, 2000 by and among Tickets.com, Inc., a Delaware corporation ("Buyer"), Carr-Gottstein Foods Co., a Delaware corporation ("Seller"), and Safeway Inc., a Delaware corporation ("Stockholder").

                                    RECITALS

        A. Seller, in a separate operating business, provides ticketing services in the Alaska area under the name "CarrsTix" (the "CarrsTix Business").

        B. Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, the name and goodwill of the CarrsTix Business and the operating assets of the CarrsTix Business, except for certain excluded assets, in exchange for shares of common stock of Buyer.

        C. Stockholder indirectly owns 100% of the outstanding common stock of Seller.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.1. Defined Terms. As used herein, the terms below shall have the following meanings. Any such terms, unless the context otherwise requires, may be used in the singular or plural, depending on the reference.

           "Acquisition Asset Schedule" means Exhibit A attached hereto.

           "Agreement" means this Asset Purchase Agreement.

           "Business" shall have the meaning set forth in Recital A.

           "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Orange County, California are authorized or required by law to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

           "Buyer" shall have the meaning set forth in the Preamble.

           "Closing" means the consummation of the transactions contemplated by this Agreement. The time ("Closing Date") and place of the Closing are set forth in Section 3.1.

           "Excluded Assets Schedule" means Exhibit B attached hereto.

           "Governmental Entity" means any Federal, state, local or foreign government, authority, agency, department, bureau, commission, court or other body, officer, instrumentality or entity, and any arbitrator with authority to bind a party at law.

           "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Seller shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement or security interest relating to such asset.

           "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including without limitation a Governmental Entity.

           "Seller" shall have the meaning set forth in the Preamble.

           "Stockholder" shall have the meaning set forth in the Preamble.

           "Tax" means any and all taxes, charges, fees, levies or assessments payable to any Governmental Entity including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind and (iii) interest, penalties and additions to tax imposed with respect thereto.

        1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:


                   TERM                             SECTION
                   ----                             -------
           "Acquired Contracts"                  Section 2.1(d)
           "Acquired Personal Property"          Section 2.1 (f)
           "Acquisition Assets"                  Section 2.1
           "Act"                                 Section 3.19(4)
           "Buyer Disclosure Schedule"           Article IV Preamble
           "Employee"                            Section 9.7
           "ERISA"                               Section 2.4
           "Exchange Act"                        Section 5.4
           "Excluded Assets"                     Section 2.2
           "Expenses"                            Section 10.11
           "Financial Reports"                   Section 4.6

           "Intellectual Property"               Section 4.13
           "Laws"                                Section 4.4
           "Purchase Price"                      Section 2.5
           "Seller Disclosure Schedule"          Article IV Preamble


                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

        2.1. Assets to be Conveyed. At the Closing, Seller will sell to Buyer and Buyer will purchase from Seller, for the consideration set forth in Section 2.5, the operating assets of Seller's Business (the "Acquisition Assets"). The Acquisition Assets shall not include the assets designated as Excluded Assets in
Section 2.2, but shall include all other operating assets of Seller's Business, including without limitation the following Acquisition Assets:

            (a) All supplies, sales literature, promotional literature, art work, telephone and fax numbers and purchasing records relating to the CarrsTix Business;

            (b) All operating data and records relating to the CarrsTix Business, including, without limitation, all financial statements and supporting documentation, all client lists, supplier lists, files and correspondence with clients and suppliers, operating manuals and similar data.

            (c) All rights of Seller under express or implied warranties from the suppliers of Seller with respect to the Acquisition Assets;

            (d) All of Seller's right, title and interest in and to each lease, license, contract, agreement or commitment, written or oral, all as listed in
Section 2.1(d) of the Acquisition Asset Schedule attached hereto as Exhibit A (all of the foregoing to be assigned to Buyer pursuant hereto or the benefits under which are to be provided to Buyer are hereinafter referred to collectively as the "Acquired Contracts" and individually as an "Acquired Contract");

            (e) All of Seller's right, title and interest in intellectual property related directly to the CarrsTix Business, including, without limitation, all computer programs, documentation, know-how and other proprietary information owned or used by Seller in the CarrsTix Business;

            (f) All tangible personal property of Seller related directly to the CarrsTix Business, including all machinery, equipment, computer hardware, furniture and leasehold improvements, including, without limitation, those assets listed in Section 2.1(f) of the Acquisition Asset Schedule (the assets to be conveyed to Buyer pursuant to this clause are hereinafter collectively called the "Acquired Personal Property");

            (g) To the extent assignable, all licenses, permits, and/or governmental authorizations relating to the Acquisition Assets and the CarrsTix Business; and

            (h) The trade name and all other rights and goodwill relating to the name "CarrsTix."

        2.2. Excluded Assets. Seller is not selling, and Buyer is not purchasing, any of the following, all of which shall be retained by Seller (collectively, the "Excluded Assets"):

            (a) Any cash or cash equivalents;

            (b) Seller's minute books, tax returns, financial statements and other corporate documents;

            (c) Any accounts receivable of Seller;

            (d) Any assets used in Seller's retail grocery business that are not directly related to the CarrsTix Business; and

            (e) Any other assets listed in the Excluded Assets Schedule attached hereto as Exhibit B.

        2.3. Assumed Obligations. At the Closing, Buyer shall assume and shall thereafter discharge only those liabilities and obligations under the Acquired Contracts listed on Exhibit A; provided, however, that Buyer does not assume any liabilities or obligations of Seller arising thereunder prior to the Closing Date.

        2.4. No Other Debt, Obligations or Liabilities Assumed. It is expressly understood and agreed that except as expressly set forth in Section 2.3, Buyer shall not assume and shall not be liable for any of the debts, obligations, or liabilities of Seller of any kind or nature whatsoever, specifically including, but not limited to, the following:

            (a) Any liability of Seller to any person or entity the existence of which constitutes a breach of any covenant, agreement, representation, or warranty of Seller contained in this Agreement;

            (b) Any liability of Seller for any Taxes or other taxes of any kind or description;

            (c) Any accrued or other liability for contribution or payments to be made in respect of service during periods through the date hereof under (i) any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1984, as amended ("ERISA"); (ii) any employee welfare benefit plan (as defined in Section 3(1) of ERISA); (iii) any other employee benefit or welfare plan maintained for the employees of Seller; or (iv) any employment agreement;

            (d) Any liability or obligation (contingent or otherwise) of Seller arising out of any threatened or pending litigation;

            (e) Any liabilities or obligations arising out of damages to persons or property arising out of the CarrsTix Business prior to the date of Closing;

            (f) Any liability for unfair labor practices; any liability for salaries, wages, pension, or fringe benefits of employees or the employer's share of payroll taxes, social security, unemployment compensation taxes, or disability insurance incident to such salaries, wages, and other benefits;

            (g) Any liability, whether criminal or civil, for violations of any federal, state, or local laws or regulations, including without limitation environmental protection, antitrust, unfair competition, or similar laws or regulations; or

            (h) Any liability with respect to personal injury or property damage claims.

        2.5. Purchase Price. As consideration in full payment for the purchase and transfer of the Acquisition Assets, Buyer shall pay to Seller the sum of $1,100,000 in cash (the "Purchase Price").

        2.6. Allocation of Purchase Price. Seller and Buyer agree that in reporting the transactions contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code, they will cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder. The parties agree not to take positions on their respective tax filings that are inconsistent with the allocations set forth on Exhibit C.

                                   ARTICLE III
                                     CLOSING

        3.1. Time and Place of Closing. The Closing shall take place at 9:00 a.m. on May 4, 2000 (the "Closing Date"), at the offices of Buyer in Costa Mesa, California or at such other time, date and place as the parties shall agree. The Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective as of 12:01 a.m. on the date that the Closing takes place.

        3.2. Deliveries by Seller. At the Closing, Seller shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer, against delivery of the items specified in Section 3.3:

             (a) The originals of all Acquired Contracts which Buyer shall assume pursuant to this Agreement and assignments thereof in form acceptable to Buyer and properly executed by Seller. Said assignments shall be accompanied by all consents of third parties required by such agreements;

             (b) Duly executed assignments and bills of sale in form acceptable to Buyer, dated as of the Closing Date, evidencing transfer of all tangible and intangible Acquisition Assets by Seller to Buyer;

             (c) Such other bills of sale, certificates, endorsements, assignments and other instruments of transfer and conveyance as shall be necessary or desirable, in the opinion of Buyer, to transfer unencumbered and absolute ownership of the Acquisition Assets to Buyer;

             (d) A certificate of the Secretary of State of the State of Delaware to the effect that Seller is a validly existing corporation in good standing under the laws of Delaware;

             (e) Certified copies of resolutions adopted by the Seller authorizing the transactions contemplated hereby; and

             (f) A Transition Services Agreement, duly executed by Seller.

        3.3. Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller, or in the case of Section 3.3(f) to the Stockholder, the following instruments, in form and substance satisfactory to Seller, against delivery of the items specified in Section 3.2:

             (a) The Purchase Price via electronic transfer of funds;

             (b) A certificate of the Secretary of State of the State of Delaware to the effect that Buyer is a validly existing corporation in good standing under the laws of the State of Delaware;

             (c) Certified copies of resolutions of the Board of Directors of the Buyer authorizing the transactions contemplated hereby;

             (d) A Transition Services Agreement, duly executed by Buyer; and

             (e) An Outlet Agreement, duly executed by Buyer.

        3.4. Deliveries by Stockholder. At the Closing, Stockholder shall deliver to Buyer an Outlet Agreement, duly executed by Stockholder.

        3.5. Risk of Loss. Risk of loss for the Acquisition Assets shall remain with Seller until Closing, at which time it shall pass to Buyer.


                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER

           Except as set forth in the Seller Disclosure Schedule attached hereto (the "Seller Disclosure Schedule"), Seller and Stockholder represent and warrant to Buyer that, as of the date of this Agreement and as of the Closing Date:

        4.1. Organization; Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own all of its properties and assets, including the Acquisition Assets. Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        4.2. Authority Relative to this Agreement. Each of Seller and Stockholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Seller and Stockholder of this Agreement, and the consummation by them of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on the part of Seller and Stockholder and no other proceedings on the part of Seller or Stockholder will be necessary with respect hereto. This Agreement constitutes the valid and binding obligation of Seller and Stockholder, enforceable in accordance with its terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

        4.3. Consents and Approvals. There is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any Person, including any Governmental Entity, as a condition to the execution and delivery by Seller of this Agreement or the lawful consummation of the transactions contemplated by this Agreement. Without limitation, except as set forth on the Seller Disclosure Schedule, there is no requirement that any party to any Acquired Contract or any contract relating to the CarrsTix Business consent to the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

        4.4. Non-Contravention. The execution and delivery by Seller of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate, conflict with, result in a breach of, result in or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the Acquisition Assets or any contract relating to the CarrsTix Business under any of the terms, conditions or provisions of (i) the Certificate of Incorporation of Seller, (ii) any Acquired Contract or any contract relating to the CarrsTix Business or any other note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which any of the Acquisition Assets or any contract relating to the CarrsTix Business may be subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained by Seller prior to the Closing or the obtaining of which has been waived by Buyer, or (iii) any order, writ, judgment, injunction, decree, citation, award, ruling, law, statute, rule or regulation (individually a "Law" and collectively, "Laws") applicable to Seller, the CarrsTix Business or any of the Acquisition Assets.

        4.5. Compliance with Laws. To Seller's knowledge, Seller has operated in compliance in all material respects with all applicable Laws including, without limitation, those related to unfair competition and trade matters, civil rights, public health and safety, worker health and safety and labor and nondiscrimination. Seller has not received any written notice alleging non-compliance with any Law, which noncompliance would have a material adverse effect on the Acquisition Assets or the CarrsTix Business or the ability of Seller to consummate the transactions contemplated hereby.

        4.6. Financial Statements; Books and Records. Seller has delivered to Buyer unaudited financial reports of the CarrsTix Business, copies of which are attached hereto as Section 4.6 of the Seller's Disclosure Schedule (the "Financial Reports"). All Financial Reports are, in all material respects, true, accurate and complete as of the date and for the periods then ended. Except as described in the Seller Disclosure Schedule, there has been no material change in the financial condition or operations of the CarrsTix Business since the date of the Financial Reports.

        4.7. Litigation.

             (a) Seller has not received written notice of the filing or commencement of (including, without limitation, service of process with respect to) any actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to Seller's knowledge, threatened which relate in any way to or may affect the Acquisition Assets or the CarrsTix Business, whether at law or in equity and whether civil or criminal in nature, before any Governmental Entity, nor are there any valid and binding judgments, decrees or orders of any Governmental Entity outstanding against or affecting Seller which relate in any way to or may affect the Acquisition Assets or the CarrsTix Business, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated by, or fulfillment of any of the conditions of, this Agreement.

             (b) Seller has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law of any jurisdiction.

        4.8. Title to and Condition of Properties.

             (a) Seller has, and will transfer to Buyer at Closing, good and marketable title to the Acquisition Assets free and clear of any Liens. To Seller's knowledge, Seller has physical custody of all tangible personal property included in the Acquisition Assets. The Seller Disclosure Schedule contains a list of all assets of Seller material to the operations of the CarrsTix Business as of the most recent practicable date.

             (b) To Seller's knowledge, the Acquired Personal Property is in all material respects in good condition and repair, except with respect to ordinary wear and tear and has been properly maintained in all material respects in the ordinary course of business with routinely scheduled maintenance and is suitable for the uses for which intended.

        4.9. Acquired Contracts. Except for the Acquired Contracts and the Software Use Agreement between seller and Softix Pty. Limited, there are no material contracts or agreements to which the Seller is a party which relate to the operation of the CarrsTix Business. Each of the Acquired Contracts and each contract relating to the CarrsTix Business is in full force and effect, and neither Seller nor, to Seller's knowledge, any other party thereto is in material default thereunder, nor has any event occurred which with notice or lapse of time or both would constitute a material default thereunder with respect to Seller or, to Seller's knowledge, with respect to any other party thereto. Seller has not received notice that any party intends to cancel, terminate or refuse to renew any Acquired Contract or any material contract relating directly to the CarrsTix Business or to exercise or decline to exercise any option or other right thereunder.

        4.10. Finders. No broker or finder is entitled to any fee or commission from Seller for services rendered on behalf of Seller in connection with the transactions contemplated by this Agreement.

        4.11. Employee Matters. Section 4.11 of the Seller Disclosure Schedule sets forth a complete staffing list detailing employment positions of Seller's employees whose duties relate directly to operation of the CarrsTix Business.

        4.12. Employee Benefits Plans. The consummation of the transactions contemplated hereby will not have a material adverse effect upon or establish with respect to any Person other than Buyer any rights with respect to the Acquisition Assets or the CarrsTix Business under the terms of any employee benefit plan, program, arrangement and contract maintained or contributed to by Seller, or with respect to which it could incur liability under Section 4069 or 4204 of ERISA or Internal Revenue Code Section 4212(c), including, without limitation, (i) any "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) any other fringe benefit, bonus, stock option, stock purchase, deferred compensation, supplemental retirement, postretirement, severance, golden parachute, or insurance program or arrangement, and (iii) any other plan, program, policy, contract, commitment or arrangement providing benefits of economic value to any present or former employee, beneficiary, dependent or assignee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid.

        4.13. Intellectual Property. Except as set forth in the Seller Disclosure Schedule, there are no patents, patent applications, trademarks, trademark registrations, trade names, service marks, copyrights, copyright registrations, or applications for any of the foregoing used in the conduct of the CarrsTix Business (the "Intellectual Property"). Except as set forth in the Seller Disclosure Schedule:

             (a) Seller owns all rights with respect to the Intellectual Property and the use thereof. To Seller's knowledge, the conduct of the CarrsTix Business in the manner presently conducted by Seller does not conflict with, infringe upon or violate any patent, trademark, trade name, service mark or registration of any other person, firm or corporation.

             (b) There are no pending actions or other judicial or adversarial proceedings involving the Seller concerning any items of Intellectual Property, nor, to Seller's knowledge, is any such action or proceeding threatened.

        4.14. No Termination of Business Relationship- Actions in Ordinary Course. Except as set forth on the Seller Disclosure Schedule, since January 29, 2000, no Person with which Seller has a business relationship relative to the CarrsTix Business that is material to the CarrsTix Business has terminated such business relationship. Since January 29, 2000, the Seller has operated the CarrsTix Business in substantially the same manner as previously operated and has not (i) modified any rate schedules or charges to customers or (ii) incurred any Lien on any Acquisition Asset or the CarrsTix Business.

        4.15. No Material Adverse Change. From January 29, 2000 until the Closing Date, there has not been any material change in the CarrsTix Business or its prospects, or any occurrence, development or state of circumstances which could reasonably be expected to result in a material adverse change.

        4.16. Full Disclosure. None of the representations and warranties of Seller made in this Agreement, the Seller Disclosure Schedule, any exhibit or schedule attached to this Agreement, or any certificate delivered by or on behalf of Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Except as set forth in the Buyer Disclosure Schedule attached hereto (the "Buyer Disclosure Schedule"), which Buyer Disclosure Schedule contains with respect to each matter disclosed therein a specific reference to the Section of this Agreement to which such matter relates, Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date:

        5.1. Organization; Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own all of its properties and assets and carry on its business as currently conducted.

        5.2. Authority Relative to this Agreement. Buyer has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Buyer of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer will be necessary with respect hereto. This Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except as the same may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (b) general principles of equity, whether considered in a proceeding in equity or at law.

        5.3. Consents and Approvals. There is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any Governmental Entity as a condition to the execution and delivery by Buyer of the Agreement or the lawful consummation of the transactions contemplated by this Agreement. There is no requirement that any party to any agreement to which Buyer is a party consent to the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

        5.4. Finders. No broker or finder is entitled to any fee or commission from Buyer for services rendered on behalf of Buyer in connection with the transactions contemplated by this Agreement.

        5.5. Non-Contravention. The execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate, with or result in a breach of, (i) the Certificate of Incorporation of Buyer, or (ii) any Law applicable to Buyer.

        5.6. Full Disclosure. None of the representations and warranties of Buyer made in this Agreement, the Buyer Disclosure Schedule, any exhibit or schedule attached to this Agreement, or any certificate delivered by or on behalf of Buyer to Seller pursuant to this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                   COVENANTS OF SELLER, STOCKHOLDER AND BUYER

            Seller, Stockholder and Buyer each covenant with the other as follows:

        6.1. Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing, including using their respective commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Acquired Contracts; provided, however that neither Buyer nor Seller shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (ii) to obtain all necessary Permits as are required to be obtained under any federal, state, local or foreign law or regulations, (iii) to defend all legal actions challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including without limitation submissions of information requested by governmental authorities, and (vi) to fulfill all conditions to this Agreement, including, but not limited to, the good faith negotiation of an Outlet Agreement (as defined in Section 8.8 hereof) and a Transition Services Agreement (as defined in Section 8.9 hereof).

        6.2. Access to Information and Facilities. From the date hereof through the Closing, Seller shall, and shall cause its officers, directors, employees and agents to, afford Buyer access during regular business hours and upon prior notice and appointment to the Acquisition Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, books and records and Acquired Contracts of Seller, and shall furnish Buyer all operating and other data and information relating to the Acquisition Assets or the CarrsTix Business as Buyer may reasonably request.

        6.3. Conduct of Business. From the date hereof through the Closing, Seller shall, except as contemplated by this Agreement, or as consented to by Buyer in writing which consent will not be unreasonably withheld, operate the CarrsTix Business in the ordinary course of the CarrsTix Business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement:

             (a) enter into, extend, materially modify, terminate or renew any Acquired Contract, except in the ordinary course of Seller's business;

             (b) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Acquisition Assets, or any interests therein;

             (c) incur any obligations or liability for long-term interest bearing indebtedness or incur any other obligation or liability with respect to the CarrsTix Business;

             (d) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of the CarrsTix Business;

             (e) fail to maintain the Acquisition Assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with Seller's past practice inoperable, worn-out or obsolete or destroyed Acquisition Assets;

             (f) fail to comply in any material respect with all laws applicable to it regarding the Acquisition Assets and the CarrsTix Business;

             (g) do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect; or

             (h) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

        6.4. Taxes. All Taxes incurred in connection with this Agreement and the transactions contemplated by this Agreement will be borne by Seller. Seller will at its own expense file all necessary tax returns and other documents required to be filed with respect to all such taxes and filing fees. Buyer will cooperate with Seller to the extent necessary to enable it to make such filings and join in the execution of any tax returns or other documents as may be necessary to enable Seller to comply with the provisions of this Section.

        6.5. Proration of Payments. Any personal property taxes, ordinary course prepaid business expenses and other similar payment obligations shall be prorated between the parties hereto on the basis of the actual number of days applicable to pre-Closing and post-Closing use.

        6.6. Bulk Sales Laws. Seller will indemnify and hold harmless Buyer from and against any and all claims made by creditors of Seller relating to provisions of the "bulk sales laws" of any state or other jurisdiction which may be applicable to the transactions contemplated by this Agreement and from all costs (including reasonable attorney's fees) incurred in the defense of any claims made under such laws.

        6.7. Materials Received After Closing. Following the Closing, Seller promptly shall deliver to Buyer all mail, telegrams and other communications it receives relating to the Acquisition Assets, including but not limited to all communications from customers of the CarrsTix Business.

        6.8. Further Assurances. Seller shall, at the request of Buyer, at or after the Closing, without further consideration and at Buyer's expense, promptly execute and deliver such additional documents as Buyer may reasonably deem necessary or desirable in order to consummate more effectively the transactions contemplated by the Agreement and to vest in Buyer title to the Acquisition Assets free and clear of any Liens.

        6.9. Employee Matters.

             (a) Seller shall be solely responsible for all obligations with respect to the employment of its employees engaged in any way in connection with the CarrsTix Business relating to the period through the Closing Date, including without limitation, all compensation, accrued vacation, severance pay, workers compensation and unemployment insurance, and all federal, state and local tax withholdings and other social and employment benefits. Seller shall be solely responsible for any claims, obligations or benefits whatsoever under any plans or agreements relating to Seller's employees, including any fiduciary or administrative responsibility to account for or dispose of any such benefits relating to the period through the Closing Date. Seller shall comply in all respects with the "Workers Adjustment Retraining and Notification Act" to the extent applicable.

             (b) Buyer agrees to offer to employ each of those persons employed by Seller on the Closing Date in the operation of the CarrsTix Business a identified as "Offered Employees" in Section 4.11 of the Seller Disclosure Schedule. Buyer/seller shall have no further obligations with respect to any of Seller's employees who reject Buyer's offer of employment. Employees who accept such offer ("Hired Employees") shall become employees of Buyer on the Closing Date. Buyer shall be solely responsible for determining which of Seller's employees will be offered employment for all obligations with respect to the employment of Hired Employees by Buyer relating to the period after the Closing Date, including without limitation, all compensation, accrued vacation, severance pay, workers compensation and unemployment insurance, and all federal, state and local tax withholdings and other social and employment benefits. In no event shall the foregoing be interpreted to require Buyer to retain any of the employees for any definite period of time and none of Seller's employees shall be third party beneficiaries of this Agreement.

        6.10. Announcements. The notices to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such time and in such manner as may be mutually agreed upon by Buyer, Seller and Stockholder; provided, however, that any party shall be entitled to make a public announcement about such transactions if, in the opinion of its counsel, such announcement is required to apply with any applicable law, rule or regulation. Information provided by either party to third parties whose assistance and cooperation may, in the judgment of such informing party, be required to the successful consummation of the transactions contemplated by this Agreement, and information provided by either party to its employees with respect to such transactions, shall not be construed as a general notice, release, statement or communication within the meaning or intent of this section.

        6.11. Nondisclosure of Confidential Information.

              (a) Buyer, Seller and Stockholder shall at all times keep and maintain Confidential Information (as defined below), and shall not at any time, either directly or indirectly, divulge, disclose, or communicate to any person or entity in any manner whatsoever, Confidential Information of the other parties hereto. Buyer, Seller and Stockholder further acknowledge and agree that Buyer and Stockholder are publicly traded and that the parties hereto may have been provided material non-public information concerning Buyer or Stockholder. Buyer, Seller and Stockholder acknowledge that federal and state securities laws prohibit them from trading securities of Buyer or Stockholder about which they have material non-public information and Buyer, Seller and Stockholder agree to comply with all such applicable laws.

              (b) "Confidential Information" shall mean any and all information (excluding information in the public domain) related to a party, the business of a party or the CarrsTix Business acquired pursuant to this Agreement, including without limitation all methods and manner of operations and information relating to the identity and location of all past, present and prospective customers.

                                  ARTICLE VII
              CONDITIONS TO SELLER'S AND STOCKHOLDER'S OBLIGATIONS

            The obligations of Seller and Stockholder to consummate the transactions provided for hereby are subject, in the discretion of Seller and Stockholder, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller or Stockholder:

        7.1. Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied all material agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

        7.2. Corporate Documents. Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

        7.3. Payment of Purchase Price. Buyer shall have delivered to Seller the Purchase Price required to be paid at the Closing.

        7.4. Consents. All governmental approvals, licenses and permits and third party waivers and consents necessary to the consummation of the transactions contemplated hereby and for the operation of the CarrsTix Business by Buyer (including, without limitation, all required third party consents to the assignment of the Acquired Contracts) shall have been obtained.

        7.5. No Proceedings or Litigation. No legal action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Seller or Stockholder materially if the transactions contemplated hereby are consummated. There shall not be any statute, rule or regulation that makes the purchase and sale of the CarrsTix Business or the Acquisition Assets contemplated hereby illegal or otherwise prohibited.

        7.6. Outlet Agreement. Buyer shall have executed a five-year exclusive ticketing outlet agreement (the "Outlet Agreement") for Stockholder's Alaska and Pacific Northwest Regions, substantially in the form of Exhibit D attached hereto.

        7.7. Transition Services Agreement. Buyer shall have executed a transition services agreement (the "Transition Services Agreement"), substantially in the form of Exhibit E attached hereto.

                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATIONS

           The obligations of Buyer to consummate the transactions provided for hereby ,are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

        8.1. Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied all material agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

        8.2. Consents. All governmental approvals, licenses and permits and third party waivers and consents necessary to the consummation of the transactions contemplated hereby and for the operation of the CarrsTix Business by Buyer (including, without limitation, all required third party consents to the assignment of the Acquired Contracts) shall have been obtained. The third party consents to the assignment of the Acquired Contracts shall include the consent of such third parties to the transition from the CarrsTix System to the Tickets.com System within five (5) months following the Closing.

        8.3. No Proceedings or Litigation. No legal action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Acquisition Assets after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the CarrsTix Business or the Acquisition Assets contemplated hereby illegal or otherwise prohibited.

        8.4. Material Changes. Since the date of this Agreement, there shall not have been any material adverse change with respect to the CarrsTix Business or the Acquisition Assets.

        8.5. Corporate Documents. Buyer shall have received from Seller resolutions adopted by the board of directors of Seller approving this Agreement and the transactions contemplated hereby, certified by Seller's corporate secretary.

        8.6. Due Diligence Review. Buyer shall have determined by no later than May 15, 2000, in its reasonable discretion, based upon a "due diligence review" of the Acquisition Assets and the CarrsTix Business, that the Acquisition Assets and the CarrsTix Business are satisfactory to Buyer's intended purposes.

        8.7. Ordinary Course of Operations. From the date of this Agreement to the Closing Date, Seller shall have operated the CarrsTix Business only in the ordinary course.

        8.8. Outlet Agreement. Stockholder shall have executed the Outlet Agreement.

        8.9. Transition Services Agreement. Seller and Stockholder shall have executed the Transition Services Agreement.


                                   ARTICLE IX
                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                    COVENANTS AND AGREEMENTS; INDEMNIFICATION

        9.1. Survival of Representations and Warranties. The representations, warranties and covenants of each of the parties contained herein shall survive the signing of this Agreement and, notwithstanding any investigation by the other party or its agents, shall remain in full force and effect after the Closing Date until the first anniversary of the Closing Date.

        9.2. Indemnification by Seller and Stockholder. Seller and Stockholder, jointly and severally, shall indemnify and hold harmless Buyer and its officers, agents, directors, employees, affiliates, successors and assigns (each a "Buyer Party") from and against any and all expenses (including, without limitation, reasonable attorneys' fees and costs), damages, liabilities or other monetary loss ("Damages") resulting from any and all claims, demands or threats thereof made or brought against a Buyer Party arising out of (a) any breach of the representations, warranties or covenants of Seller or Stockholder contained in this Agreement or (b) any liability or obligation of Seller or Stockholder arising out of or related to the Acquisition Assets or the operation of the CarrsTix Business prior to the Closing, other than those liabilities or obligations specifically assumed by Buyer under Section 2.3 of this Agreement.

        9.3. Indemnification by Buyer. Buyer shall indemnify and hold harmless each of Seller and Stockholder and their respective officers, agents, directors, employees, affiliates, successors and assigns (each a "Seller Party") from and against any and all Damages resulting from any and all claims, demands or threats thereof made or brought against a Seller Party arising out of (a) any breach of the representations, warranties or covenants of Buyer contained in this Agreement, (b) those liabilities and obligations specifically assumed by Buyer under Section 2.3 of this Agreement, and (c) any liability or obligation of Buyer arising out of or related to the Acquisition Assets or the operation of the CarrsTix Business after the Closing, other than liabilities or obligations resulting from Seller's breach of the Transition Services Agreement.

        9.4. Procedure for Indemnification. In the event a party (the "Indemnified Party") shall seek indemnification pursuant to this Article IX, it shall, with reasonable promptness, provide the other party (the "Indemnifying Party") with written notice (a "Claim Notice") of any facts which may give rise to a claim for indemnification (a "Claim"), including the filing of a lawsuit or enforcement action by any third party (a "Third Party Claim"); provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article IX except to the extent the Indemnifying Party shall have been prejudiced thereby. With respect to Third Party Claims, within thirty (30) days after delivery of such notice, the Indemnifying Party shall deliver written notice to the Indemnified Party indicating whether the Indemnifying Party elects to assume the defense of such claim in accordance with Section 9.6.

        9.5. Defense of Claims. In connection with any Third Party Claim, the Indemnifying Party shall be entitled to participate in the defense of such action and may assume, undertake and pay for the defense thereof and select legal counsel to conduct the defense of such Claims; provided, however, the Indemnifying Party may assume and undertake the defense of such a third-party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to indemnify the Indemnified Party with respect to such action. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such counsel in the investigation, trial and defense of any lawsuit or action with respect to such Third Party Claim and any appeal arising therefrom. In the event the Indemnifying Party assumes and undertakes a defense of a third-party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any counsel's fees and expenses subsequently incurred by the Indemnified Party in connection with such matter; provided, however, that the Indemnified Party shall have the right to participate in the defense of any such action and to employ separate counsel in connection therewith, but the fees, costs and expenses related to such participation shall be at the expense of and paid by the Indemnified Party. If the Indemnified Party joins in any such lawsuit or action, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the Indemnifying Party will not (a) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim or
(b) be liable for any settlement of any such lawsuit or action without, in each instance, the Indemnified Party's express written consent, which shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a third-party Claim, the Indemnified Party may defend against such Claim in such manner as it deems appropriate, including, but not limited to, settling such Claim on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Article IX. Any payments to be made pursuant to this
Article IX, including any payment for legal fees or other expenses, shall be made within thirty (30) days after the receipt of the invoice therefore from the Indemnified Party.

        9.6. Limitations.

             (a) No action can be brought with respect to any breach of any representation, warranty or covenant on the part of any party under this Agreement unless a Claim Notice specifying the breach of the representation, warranty or covenant forming the basis of the Claim has been delivered to the party alleged to have breached such representation, warranty or covenant prior to the termination date of such representation, warranty or covenant.

             (b) Neither Seller nor Stockholder shall be liable to any Buyer Party under Section 9.2 for any Damages arising out of a Claim unless the aggregate amount of Damages with respect to all Claims asserted against Seller and/or Stockholder hereunder exceeds $25,000, in which case Seller and/or Stockholder shall be liable to such Buyer Party(ies) for all such amounts. Notwithstanding the foregoing, Seller and Stockholder collectively shall not be liable for any Damages in excess of the Purchase Price.

             (c) Buyer shall not be liable to any Seller Party under Section 9.3 for any Damages arising out of a Claim unless the aggregate amount of Damages with respect to all Claims asserted against Buyer hereunder exceeds $25,000, in which case Buyer shall be liable to such Seller Party(ies) for all such amounts. Notwithstanding the foregoing, Buyer shall not be liable for any Damages in excess of the Purchase Price.

        9.7. Tax Effect of Payments. The amount of any payments required to be made under this Article IX shall be reduced by the amount of any tax benefit actually received by (including by refund or by reduction of or offset against taxes otherwise payable) the recipient by reason of the payment or incurrence by such recipient of the item for which the indemnity is being sought. Each party shall notify the other of such receipt of any such tax benefits.

                                    ARTICLE X
                               GENERAL PROVISIONS

        10.1. Termination. This Agreement maybe terminated at anytime prior to
Closing:

              (a) By mutual written consent of Buyer and Seller;

              (b) By any party if a final nonappealable judgment has been entered against such party restraining, prohibiting or declaring illegal the consummation of this Agreement or the transactions contemplated hereby or which imposes or awards damages which would have a material adverse effect on the economic benefits contemplated hereby;

              (c) By any party if any condition precedent to such party's obligations hereunder is not timely satisfied or waived by such party at or prior to the Closing Date; or

              (d) By written notice from either Buyer to Seller or Seller to Buyer if the Closing Date shall not have occurred by June 30, 2000.

Notwithstanding the above, a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to the termination right shall be due to the failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

        10.2. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed duly given (a) one Business Day after delivery, if delivered personally, (b) three Business Days after posting, if mailed by registered or certified first class air mail (return receipt requested) or (c) one Business Day after dispatch, if sent by telex or telefax (with an answer back from the receiving party and a confirmatory mailing as provided in (b) by the sender) to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

        If to Buyer:               Tickets.com, Inc.
                                   555 Anton Boulevard, 12`h Floor
                                   Costa Mesa, CA 92649
                                   Telephone: (714) 327-5400
                                   Facsimile: (714) 327-5410
                                   Attention: W. Thomas Gimple
                                              Chief Executive Officer

        If to Seller:              Carr-Gottstein Foods Co.
                                   1121-124(th) Avenue N.E.
                                   Bellevue, WA 98005-0990
                                   Telephone: (425) 455-6441
                                   Facsimile: (425) 455-6499
                                   Attention: J. Gary Rhymes

        If to Stockholder:         Safeway Inc.
                                   5918 Stoneridge Mall Rd.
                                   Pleasanton, CA 94588-3229
                                   Telephone: (925) 467-3000
                                   Facsimile: (925) 467-3270
                                   Attention: David G. Weed
                                              Executive Vice President and CFO


           Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions.

        10.3. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires as used herein, words in the singular shall include words in the plural and vice versa, words in one gender shall include words in the other gender. Time is of the essence of this Agreement.

        10.4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        10.5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

        10.6. Entire Agreement; Amendments. This Agreement (including all exhibits and schedules hereto and the Disclosure Schedules) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the transactions contemplated by this Agreement. No amendment, modification or waiver of this Agreement shall be binding unless executed in writing by all parties hereto.

        10.7. Governing Law; Disputes.

              (a) This Agreement and the relationship between the parties shall be governed in all respects by the laws of the State of California without regard to its laws or regulations relating to conflicts of laws.

              (b) If the parties are unable, after good faith negotiations, which each hereby covenants to undertake, to resolve any dispute arising between them within the (10) days after notice is given of such dispute, then the dispute will be referred to arbitration before one (1) arbitrator in San Francisco, California, or any other place mutually agreed upon by the parties hereto, in accordance with the applicable rules then in effect of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final and binding and conclusive upon the parties hereto and the amount of the claim, if any, determined to exist shall be a valid claim and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration award shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party and (ii) the amount of such costs and fees. The fees and expenses of the arbitrators shall be shared equally by Seller and Buyer.

        10.8. Benefits. This Agreement is not intended to and shall not confer upon any other Person, other than the parties hereto, any rights or remedies with respect to the subject matter hereof.

        10.9. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable.

        10.10. Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute a partnership, joint venture or other form of entity.

        10.11. Fees. Expenses and Other Payments. All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and



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

consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the transactions contemplated herein.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.



                                           "BUYER"


                                           TICKETS.COM INC.



                                           By: /s/ W. THOMAS GIMPLE
                                               -------------------------------
                                               W. Thomas Gimple,
                                               Chief Executive Officer


                                           "SELLER"


                                           CARR-GOTTSTEIN FOODS CO.


                                           By: /s/ J. GARY RHYMES
                                               -------------------------------

                                           Print: J. Gary Rhymes, Vice President



                                           "STOCKHOLDER" SAFEWAY INC.


                                           SAFEWAY INC.


                                           By: /s/ J. GARY RHYMES
                                               -------------------------------

                                           Print: J. Gary Rhymes, Vice President




                                       21